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                                                                    EXHIBIT 24.2


                               RESOLUTION OF THE
                             BOARD OF DIRECTORS OF
                                PG&E CORPORATION

                               December 18, 1996


          BE IT RESOLVED that it is desirable and in the best interests of this corporation to file with the Securities and Exchange Commission post-effective amendments to (a) Pacific Gas and Electric Company's ("PG&E") registration statement on Form S-3 relating to the common stock of PG&E (Reg. No. 33-3281) ("Common Stock Registration Statement"), and (b) PG&E's registration statements on Form S-8 relating to the Savings Fund Plan (Reg. No. 33-50601) ("Savings Fund Plan Registration Statement"), the Stock Option Plan (Reg. No. 33-23692) ("Stock Option Plan Registration Statement"), and the Long-Term Incentive Program (Reg. No. 333-16253) ("Long-Term Incentive Program Registration Statement") to provide for the issuance of common stock of this corporation rather than common stock of PG&E; and

          BE IT FURTHER RESOLVED that there is hereby reserved for issuance such number of shares of common stock of this corporation equal to the number of shares of PG&E common stock remaining and available for issuance under the Common Stock Registration Statement, the Savings Fund Plan Registration Statement, the Stock Option Plan Registration Statement, and the Long-Term Incentive Program Registration Statement immediately prior to the merger of PG&E Merger Company into PG&E to effectuate the holding company formation; and

          BE IT FURTHER RESOLVED that the officers and counsel of this corporation are authorized to prepare, execute, and file all necessary other documents, and to take all action which, as a result of the filing of the post-effective amendments herein authorized, may be required to comply with the securities or blue sky laws of the various states and jurisdictions of the United States; and that this Board of Directors hereby adopts the form of any resolutions required by any such authority to be filed in connection with any applications, consents to service, issuers" covenants, or other documents if (1) in the opinion of the officer or counsel of this corporation executing the same, adoption of such resolutions is necessary or appropriate, and (2) the Corporate Secretary or an Assistant Corporate Secretary of this corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by this Board of Directors with the same force and effect as if presented at this meeting; and
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          BE IT FURTHER RESOLVED that the officers and counsel of this corporation are hereby authorized, jointly and severally, to take such action and execute such agreements and documents on behalf of this corporation as may in their judgment be necessary, convenient, or appropriate to carry out these resolutions, including, without limitation, the preparation, execution, and filing of the post-effective amendments to the registration statements under the Securities Act of 1933 with the Securities and Exchange Commission, and any necessary amendments or supplements thereto; and

          BE IT FURTHER RESOLVED that BRUCE R. WORTHINGTON, LESLIE H. EVERETT, LINDA Y.H. CHENG, ERIC MONTIZAMBERT, KATHLEEN RUEGER, GARY P. ENCINAS, CRAIG M. BUCHSBAUM, or GRACE U. SHIN are hereby authorized to sign on behalf of this corporation said post-effective amendments to the registration statements and all amendments or supplements thereto to be filed with the Securities and Exchange Commission, and to do any and all acts necessary to satisfy the requirements of the Securities Act of 1933, and the regulations of the Securities and Exchange Commission adopted pursuant thereto with regard to the filing of said post-effective amendments to the registration statements and all amendments and supplements thereto; and

          BE IT FURTHER RESOLVED that the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, the Corporate Secretary, the Assistant Treasurer, or any Assistant Corporate Secretary (the "Delegated Officers") are hereby authorized on behalf of this corporation to sign applications to be made to the New York Stock Exchange, the Pacific Stock Exchange, and any other stock exchange as may be deemed appropriate by any of the Delegated Officers for listing thereon of the shares of common stock of this corporation and the Delegated Officers are further authorized to make such changes therein, or in any documents or agreements relative thereto, as may be necessary to conform with requirements for listing, and to appear, if necessary, before the officials of said Exchanges; and

          BE IT FURTHER RESOLVED that the current form of permanent certificates for this corporation's common stock is hereby adopted and approved; and

          BE IT FURTHER RESOLVED that the certificates representing said shares of common stock may be authenticated by facsimile signature of the Chairman of the Board and of the Corporate Secretary of this corporation; and

          BE IT FURTHER RESOLVED that the supply of stock certificates of PG&E that are marked "Name Changed to PG&E Corporation, a holding company, without par value" and that are authenticated by facsimile signature of Richard A. Clarke, the previous Chairman of the Board of PG&E, and Leslie H. Everett,
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the Secretary of PG&E, and countersigned with the facsimile signature of Leslie
Guliasi, the previous Transfer Agent of PG&E, may be used for this corporation"s common stock until such supply is exhausted; and

          BE IT FURTHER RESOLVED that DAVID M. KELLY, Transfer Agent, is hereby authorized and requested to countersign, by facsimile signature, and deliver in accordance with directions of the Corporate Secretary of this corporation fullpaid certificates representing whole shares only for all or any part of said shares of the common stock of this corporation when such certificates are duly executed and authenticated in the manner provided for in this resolution and also to countersign, by facsimile signature, and deliver additional fullpaid certificates representing all or any part of such stock, upon receiving and canceling therefor fullpaid certificates representing a like number of shares of the same class of stock duly assigned and transferred by the registered owner or owners thereof, or their successors or assigns; and

          BE IT FURTHER RESOLVED that the WELLS FARGO BANK, N.A., Registrar of Transfers, is hereby authorized and requested to register and countersign, by manual signature, fullpaid certificates, representing whole shares only, for all or any part of said shares of the common stock of this corporation, when such certificates, executed and authenticated in the manner provided for in this resolution and countersigned by the facsimile signature of its Transfer Agent, are presented for registration; and also to register and countersign additional new fullpaid certificates representing all or any part of such stock when executed, authenticated, and countersigned as above described and accompanied by canceled old certificates representing a like number of shares, in lieu of which such new certificates are to be issued; and

          BE IT FURTHER RESOLVED that the officers, counsel, employees, and agents of this corporation, including said DAVID M. KELLY as Transfer Agent, and WELLS FARGO BANK, N.A., as Registrar of Transfers, are hereby authorized and directed to do any and all things necessary in order to issue and deliver said shares and the certificates representing said shares.